UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006
Encysive Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     On March 20, 2006, Encysive Pharmaceuticals, Inc. (the “Company”) announced the appointment of Thierry A. Plouvier, M.D., age 48, as Vice President, European Operations, a new position within the Company. Dr. Plouvier will oversee operations in the European Union, including sales and marketing, and headquarters’ functions, in support of the anticipated European launch of sitaxsentan sodium (Thelin™) in 2006. He will report to George W. Cole, the Company’s Chief Operating Officer.
     Dr. Plouvier joins the Company from Organon SA, the French subsidiary of Dutch pharmaceutical company Organon, where he served as President and Chief Executive Officer from May 2005 to February 2006. Prior to this, he served as President and Managing Director of Chiesi SA from November 1999. Dr. Plouvier received a Doctor of Medicine degree from the University of Paris VII and an M.B.A. from Stanford Graduate School of Business.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC.
(Registrant)

Date: March 20, 2006
/s/ Gordon H. Busenbark
Gordon H. Busenbark
Chief Financial Officer